UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM 8-K



                                 CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


                                  March 3, 2003
                                (Date of earliest
                                 event reported)




Commission File            Name of Registrant; State of Incorporation; Address of       IRS Employer
Number                     Principal Executive Offices; and Telephone Number            Identification Number
---------------------      ---------------------------------------------------------    -------------------------
1-16169                    EXELON CORPORATION                                           23-2990190
                           (a Pennsylvania corporation)
                           10 South Dearborn Street - 37th Floor
                           P.O. Box 805379
                           Chicago, Illinois 60680-5379
                           (312) 394-7398
1-1839                     COMMONWEALTH EDISON COMPANY                                  36-0938600
                           (an Illinois corporation)
                           10 South Dearborn Street - 37th Floor
                           P.O. Box 805379
                           Chicago, Illinois 60680-5379
                           (312) 394-4321
1-1401                     PECO ENERGY COMPANY                                          23-0970240
                           (a Pennsylvania corporation)
                           P.O. Box 8699 2301 Market Street
                           Philadelphia, Pennsylvania 19101-8699
                           (215) 841-4000
333-85496                  EXELON GENERATION COMPANY, LLC                               23-3064219
                           (a Pennsylvania limited liability company)
                           300 Exelon Way
                           Kennett Square, Pennsylvania 19348
                           (610) 765-6900


Item 5. Other Events

Earnings Guidance
-----------------
         Exelon Corporation reaffirms its previously issued operating earnings guidance of $4.80 to $5.00 per share for 2003.

Rate Matters
------------
         Commonwealth Edison Company (ComEd) entered into an agreement as of March 3, 2003 with various Illinois electric retail market suppliers, key customer groups and governmental parties regarding several matters affecting ComEd's rates for electric service. The agreement contemplates a series of coordinated filings with the Illinois Commerce Commission (ICC), which must issue orders consistent with the agreement in order for the provisions of the agreement to become effective.

         The agreement addresses, among other things:

o ComEd's pending proceeding to establish rates for delivery services provided to its customers

              New delivery service rates will be set based upon a $1.517 billion revenue requirement, and remain in effect through December 31, 2006, with a possible reopener in the event that a reexamination in 2005 shows that ComEd is either under-recovering or over-recovering by more than 15% based on those rates. In addition, a $109 million distribution system capital expenditure disallowance that was proposed by Liberty Consulting would not be reflected in the revenue requirement. Distribution system plant reflected in the rate filing would be considered prudent and used and useful for purposes of future rate proceedings.
              Traditional bundled rates paid by customers that retain ComEd as their electricity supplier will remain frozen through 2006 and would not be affected.

o    Market development

              The methodology used to determine the market value energy credit that is used to determine 1) the price for specified market-based rate offerings by ComEd, and 2) and the amount of the competitive transition charge (CTC) that ComEd is allowed to collect from customers who select an alternative retail electricity supplier will be modified. The credit will be adjusted upward through agreed upon "adders," which have the effect of reducing the CTC for customers.
         The new adders, which will increase the market value by up to $5 to $6 per megawatthour depending on the length of the contract, and will take effect in June 2003, replace an existing June 2002 agreement between Exelon Generation Company, LLC (Exelon Generation) and Illinois retail electric suppliers. The existing Exelon Generation agreement, which also provides for a payment of $5 per megawatthour to retail electric suppliers, expires in May 2003. The estimated annual revenue impact of the reduction in CTC revenues under the new agreement is approximately $65-70 million, which is equivalent in amount to the annualized revenue impact of the payments made under the existing Exelon Generation agreement that expires in May 2003.
              In addition, customers will be offered an option to lock-in CTCs for longer periods. Currently, CTCs are subject to change annually.

o Competitive service declarations that assist in mitigating ComEd's provider of last resort obligations

              The agreement provides for the withdrawal of certain of the outstanding appeals of the competitive declaration for service to customers having load requirements of three or more megawatts. Also, it establishes a process for achieving in June 2004 a similar competitive declaration for service to customers having load requirements of one to three megawatts.

o ComEd's ability to enter into a full-requirements power purchase agreement with its affiliate, Exelon Generation

              ComEd's full requirements contract in place through 2004 will be extended into 2005 and 2006, replacing the partial requirements service for 2005 and 2006 provided for in the existing agreement. The prices for capacity and energy to meet all of ComEd's retail and wholesale obligations in 2005 and 2006 will be set in April 2003 using market values consistent with those used in setting multi-year competitive transition charges. These prices are expected to approximate the market cost of the risk associated with ComEd's remaining provider of last resort obligation. The agreement also confirms the continued recovery of up to $73 million in nuclear decommissioning charges during 2005 and 2006, depending on the amount of energy that ComEd purchases from Exelon Generation's nuclear plants formerly owned by ComEd.


o    Funding of certain programs for customer and governmental groups

              The  agreement  provides  for $51  million  in  funding  over  the transition period ending in 2006 to various consumer groups and governmental agencies for a variety of programs, which may include energy efficiency products and services, residential consumer education and market development studies and installation of emergency generating equipment.

         ComEd believes the agreement assists in protecting the integrity of the competitive transition charge that it is allowed to collect from customers who choose an alternative supplier; sets a reasonable delivery service rate, provides customers and ComEd with greater price certainty and stability; enhances its relationship with regulatory, governmental and key customer groups; avoids the costs, uncertainty and time associated with litigation; and presents a proactive approach to increasing competition in the supply of electricity in Illinois.

         In order for the agreement to become effective, the ICC, which is not a party to the agreement, must enter orders consistent with the agreement by late March in various regulatory proceedings that are the subject of the agreement. Although the parties to the agreement have agreed as to the general content of those orders, there are other parties to the proceedings who could seek changes or modifications to the proposed orders or otherwise delay or prevent the effectiveness of the agreement. As a result, there can be no assurance that the agreement will become effective.

         If the agreement becomes effective, ComEd will record a charge to earnings associated with the $51 million (pre-tax) of funding of specified programs and initiatives associated with the agreement. This amount will be partially offset by the reversal of a $12 million (pre-tax) reserve established in the third quarter of 2002 for a potential capital disallowance in ComEd's delivery services rate proceeding, and a credit of $10 million (pre-tax) related to the capitalization of employee incentive payments provided for in the delivery services order. The net one-time charge for these items of approximately $0.05 per share will be recognized upon receipt of necessary ICC approvals.

This combined Form 8-K is being filed separately by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company and Exelon Generation Company, LLC (Registrants). Information contained herein relating to any individual registrant has been filed by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.

Except for the historical information contained herein, certain of the matters discussed in this Report are forward-looking statements that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by a registrant include those discussed herein as well as those discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations--Business Outlook and the Challenges in Managing Our Business" and Note 19 of the Notes to Consolidated Financial Statements in Exelon Corporation's 2002 Annual Report, those discussed in "Risk Factors" in PECO Energy Company's Registration Statement on Form S-3, Reg. No. 333-99361, those discussed in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Exelon Generation Company, LLC's Registration Statement on Form S-4, Reg. No. 333-85496, those discussed in "Risk Factors" in Commonwealth Edison Company's Registration Statement of Form S-3, Reg. No. 333-99363 and other factors discussed in filings with the Securities and Exchange Commission by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Report. None of the Registrants undertake any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Report.

                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                            EXELON CORPORATION
                                            COMMONWEALTH EDISON COMPANY
                                            PECO ENERGY COMPANY
                                            EXELON GENERATION COMPANY, LLC


                                            /S/  Robert S. Shapard
                                            -------------------------------
                                            Robert S. Shapard
                                            Executive Vice President and
                                            Chief Financial Officer
                                            Exelon Corporation


March 5, 2003